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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 15, 2002
                              (February 14, 2002)


                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

               1-9020                                     72-1440714
      (Commission File Number)                           (IRS Employer
                                                      Identification No.)


       400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508
              (Address of Registrant's principal executive offices)



        Registrant's telephone number, including area code (337) 232-7028



                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

OFFERING

         On February 15, 2002, PetroQuest Energy, Inc. ("PetroQuest") issued a press release announcing that it had entered into an underwriting agreement (the "Underwriting Agreement") with Johnson Rice & Company, L.L.C. in connection with the offering (the "Offering") of 4,545,455 shares of PetroQuest's common stock, par value $.001 per share (the "Common Stock"). The Company also granted to the underwriters an option to purchase up to 681,818 shares of Common Stock to cover over-allotments.

         The Offering is being made pursuant to PetroQuest's Registration Statement on Form S-3 (File No. 333-63920) (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement provides that PetroQuest may offer from time to time debt securities, Common Stock, preferred stock, par value $.001 per share, depositary shares and warrants with an aggregate public offering price of up to $100,000,000.

         The descriptions of the Underwriting Agreement does not purport to be complete and qualified in its entirety by reference to such agreement, which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

RECENT DEVELOPMENTS

         The borrowing base on our existing credit facility is currently $33 million and is subject to quarterly reductions of $9 million beginning on April 30, 2002. The borrowing base availability is based upon the valuation on March 31 and September 30 of our mortgaged properties, projected oil and gas prices and any other factors deemed relevant by the lenders. We or the lenders may also request additional borrowing base redeterminations, and we are currently engaged in a redetermination requested by us. Outstanding balances on the credit facility bear interest at either the prime rate plus a margin (based on a sliding scale of 0% to 0.5% depending on borrowing base usage) or the Eurodollar rate plus a margin (based on a sliding scale of 1.75% to 2.75% depending on borrowing base usage). At January 31, 2002, we had $30.4 million of borrowings outstanding and a $2.6 million letter of credit issued pursuant to the credit facility.

FORWARD LOOKING STATEMENTS

         This report contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are PetroQuest's estimate of the sufficiency of its existing capital sources, its ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions, and in projecting future rates of production, the timing of development expenditures and drilling of wells and the operating

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hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

a.   Financial Statement of Business Acquired

     None.

b.   Pro Forma Financial Information

     None.

c.   Exhibits

Exhibit No.                       Description
-----------                       -----------

    1.1 Underwriting Agreement between PetroQuest Energy, Inc. and Johnson Rice & Company, L.L.C. dated February 14, 2002.

    10.1 First Amendment to Amended and Restated Credit Agreement dated and effective as of July 20, 2001, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Royal Bank of Canada, Union Bank of California, N.A., and Hibernia National Bank, a national banking association, individually as a lender and as Administrative Agent.

    10.2 Second Amendment to Amended and Restated Credit Agreement dated as of December 24, 2001, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Royal Bank of Canada, Union Bank of California, N.A., and Hibernia National Bank, a national banking association, individually as a lender and as Administrative Agent.

    99.1 Opinion of Porter & Hedges, L.L.P. with respect to the legality of the Common Stock.

    99.2          Press Release.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 14, 2002                 PETROQUEST ENERGY, INC.


                                        By: /s/ Daniel G. Fournerat
                                           -------------------------------------
                                            Daniel G. Fournerat
                                            Senior Vice President, General
                                            Counsel and Secretary